EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-1 No. 333-276031) of Accelerate Diagnostics, Inc.,

(2)Registration Statement (Form S-3 No. 333-262494) of Accelerate Diagnostics, Inc.,

(3)Registration Statement (Form S-8 No. 333-187439) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(4)Registration Statement (Form S-8 No. 333-199992) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(5)Registration Statement (Form S-8 No. 333-225585) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(6)Registration Statement (Form S-8 No. 333-233185) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(7)Registration Statement (Form S-8 No. 333-239052) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(8)Registration Statement (Form S-8 No. 333-265126) pertaining to the 2022 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc., and

(9)Registration Statement (Form S-8 No. 333-272792) pertaining to the 2022 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.

of our report dated March 28, 2024, with respect to the consolidated financial statements of Accelerate Diagnostics, Inc., included in this Annual Report (Form 10-K) of Accelerate Diagnostics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 28, 2024